Exhibit 99.1

Jack in the Box Inc. Reports Third Quarter 2023 Earnings

Jack in the Box same-store sales of +7.9%; +17.5% on a three-year basis

Del Taco same-store sales of +1.7%; +12.3% on a three-year basis(1)

Jack in the Box systemwide sales growth of +8.0%, Del Taco systemwide sales growth of +1.6%(1)

Diluted EPS of $1.41; Operating EPS of $1.45

Jack in the Box now at 77 agreements for 340 restaurants since launch of the development program in mid-2021

Refranchised 73 Del Taco restaurants during and subsequent to Q3, which include accompanying development agreements for 71 Del Taco and Jack in the Box restaurants

Jack in the Box enters first new market in over a decade, with record-breaking Average Weekly Sales at inaugural Salt Lake City restaurant

SAN DIEGO--(BUSINESS WIRE)--August 9, 2023--Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco segments in the third quarter, ended July 9, 2023.

"I am pleased to see strong results to begin the second half of 2023, highlighted by a record-breaking opening in Salt Lake City, as our strategic focus areas are beginning to take shape and sustain," said Darin Harris, chief executive officer. "Relentless focus on execution is supporting our momentum, which includes progress on gross openings and net unit growth, improving restaurant margins and franchise profitability, and outstanding sales performance led by late night. We are also making progress on the integration and refranchising of Del Taco, which is delivering incremental development commitments, as well as further progress toward net new unit growth and an asset-light company."

Jack in the Box Performance

Same-store sales increased 7.9% in the third quarter with franchise same-store sales up 8.0% and company-operated same-store sales up 6.9%. Company-operated restaurants experienced growth in both average check and traffic while franchise restaurants had growth in average check, partially offset by a decline in traffic. Systemwide sales for the third quarter increased 8.0%.

Restaurant-Level Margin(2), a non-GAAP measure, was $21.1 million, or 21.8%, up from $15.9 million, or 15.8%, a year ago driven primarily by strong sales leverage and the sale of two evolving markets.

Franchise-Level Margin(2), a non-GAAP measure, was $75.3 million, or 41.1%, up from $70.8 million, or 41.4%, a year ago, the increase in margin was mainly driven by the flow through of higher sales in the current year.

Jack in the Box net restaurant count was positive in the third quarter, with six new restaurant openings and two franchisee closures. As of Q3, and since the launch of the development program in mid-2021, the company currently has 77 signed agreements for a total of 340 restaurants. Under these agreements, 32 restaurants have opened, leaving 308 remaining for future development. Jack in the Box also opened its first location in Salt Lake City, its first new market in over a decade, with a record-breaking Average Weekly Sales during the first full month.

Jack in the Box Same-Store Sales:

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Company	6.9%	3.5%	10.3%	1.5%
Franchise	8.0%	(1.0)%	8.2%	(0.1)%
System	7.9%	(0.6)%	8.4%	0.0%

Jack in the Box Restaurant Counts:

	2023			2022
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q3	140	2,047	2,187	172	2,035	2,207
New	—	6	6	—	3	3
Closed	—	(2)	(2)	(1)	(2)	(3)
Restaurant count at end of Q3	140	2,051	2,191	171	2,036	2,207
Q3 Net Restaurant Increase/(Decrease)	—	4	4
YTD Net Restaurant % Increase/(Decrease) [Q3'23 vs. Q4'22]	(4.1)%	0.8%	0.5%

Del Taco Performance(1)

Same-store sales increased 1.7% in the third quarter, comprised of franchise same-store sales growth of 1.8% and Company-operated same-store sales growth of 1.7%. Sales performance included the increases in menu pricing, partially offset by changes in menu mix and transaction declines. Systemwide sales for the fiscal third quarter increased 1.6% driven by positive results in both franchise and company-operated same-store sales.

Restaurant-Level Margin, a non-GAAP measure, was $17.7 million, or 17.4%, down from $20.1 million, or 17.6%, a year ago due to commodity, wage and utility inflation, partially offset by higher sales performance.

Franchise-Level Margin, a non-GAAP measure, was $5.5 million, or 36.7%, up from $5.1 million, or 42.7%, a year ago driven by franchise same-store sales growth, partially offset by higher franchise costs and the impact of refranchising transactions with pass through rent.

Del Taco recorded an impairment charge of $5.4 million in the third quarter, primarily related to underperforming restaurants in the Oklahoma and Atlanta markets.

Del Taco had a third quarter net decrease of one restaurant, comprised of two company-operated restaurant closings and one franchise-operated store closing. This was offset by two franchise openings, including a restaurant in Santa Rosa Beach, FL which experienced the highest average weekly sales in its first two weeks for the system in several years.

During the quarter, the Company refranchised 50 Del Taco restaurants, bringing the FY 2023 total to 66 refranchised restaurants through the end of the third quarter. The 50 units include:

  17 previously-announced restaurants in Las Vegas, with development agreements for:
    4 Del Taco restaurants in Las Vegas
    6 Del Taco restaurants in Montana and Wyoming
    6 Jack in the Box restaurants in Montana and Wyoming
  18 additional restaurants in Las Vegas, with development agreements for:
    14 Del Taco restaurants in Orlando, FL
    3 Del Taco restaurants in Las Vegas
  15 restaurants in Los Angeles, with development agreements for:
    7 Del Taco restaurants in Orlando, FL
    8 Del Taco restaurants in Houston, TX

Subsequent to the third quarter, the company has refranchised 23 additional restaurants in Los Angeles, with development agreements for 10 Del Taco restaurants in Los Angeles, and 13 Del Taco restaurants in Fresno, CA.

Del Taco Same-Store Sales:

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Company	1.7%	2.3%	2.8%	2.5%
Franchise	1.8%	4.8%	2.5%	4.6%
System	1.7%	3.5%	2.6%	3.5%

Del Taco Restaurant Counts:

	2023			2022
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q3	273	322	595	293	306	599
New	—	2	2	—	—	—
Refranchised	(50)	50	—	—	—	—
Closed	(2)	(1)	(3)	(2)	(3)	(5)
Restaurant count at end of Q3	221	373	594	291	303	594
Q3 Net Restaurant Increase/(Decrease)	(52)	51	(1)
YTD Net Restaurant % Increase/(Decrease) [Q3'23 vs. Q4'22]	(23.8)%	23.9%	0.5%

Company-Wide Performance

Third quarter diluted earnings per share was $1.41. Operating Earnings Per Share(3), a non-GAAP measure, was $1.45 in the third quarter of fiscal 2023 compared with $1.38 in the prior year quarter. Operating EPS for the third quarter includes a $0.19 negative impact related to the impairment on the Del Taco restaurants noted above.

Total revenues decreased 0.3% to $396.9 million, compared to $398.3 million in the prior year quarter. Net earnings increased to $29.2 million for the third quarter of fiscal 2023, compared with $22.9 million for the third quarter of fiscal 2022. Adjusted EBITDA(4), a non-GAAP measure, was $79.4 million in the third quarter of fiscal 2023 compared with $73.2 million for the prior year quarter.

Company-wide SG&A expense for the third quarter was $39.6 million, a decrease of $0.4 million compared to the prior year quarter, due to lower advertising costs, as well as changes in the cash surrender value of company owned life insurance ("COLI") policies, net of changes in our deferred compensation obligation supported by these policies. These decreases were partially offset by higher incentive compensation. When excluding net COLI gains, our G&A was 2.4% of systemwide sales.

The effective tax rate for the third quarter of fiscal year 2023 was 32.6% compared to 28.8% in the third quarter of fiscal year 2022. The major components of the increase in tax rate were the annual impact of both actual and estimated disposals of non-deductible goodwill attributable to refranchising transactions, partially offset by non-taxable COLI gains in the current year as opposed to non-deductible COLI losses in the prior year and non-deductible transaction costs resulting from the Del Taco acquisition recorded in the prior year. The Non-GAAP Operating EPS tax rate for the third quarter of 2023 was 26.8%.

(1) Del Taco same-store sales on a three-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full year fiscal calendar, with the exception of Del Taco's prior year Restaurant-Level Margin and Franchise-Level Margin which are based on a partial quarter time period, March 8 through July 10, 2022.
(2) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(3) Operating Earnings Per Share for the second quarter of 2023 represents the diluted earnings per share on a GAAP basis, excluding acquisition, integration, and restructuring costs, COLI (gains) losses, net, pension and post-retirement benefit costs, refranchising gains and the tax impacts of the related adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(4) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, the amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and incentives. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation

The company repurchased 0.3 million shares of our common stock for an aggregate cost of $26.9 million, including the applicable excise tax, in the third quarter. As of August 9, 2023, there was $115.0 million remaining under the Board-authorized stock buyback program. The company is now committed to executing at least $80 million in share repurchases in FY 2023.

On August 4, 2023, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on September 18, 2023, to shareholders of record as of the close of business on September 6, 2023. Future dividends will be subject to approval by our Board of Directors.

Guidance & Outlook Updates

All guidance and outlook provided on May 17, 2023 for the fiscal year ending October 1, 2023 remain the same, with the exception of two items:

  The company now plans to refranchise 90-120 Del Taco restaurants in FY 2023, up from previous guidance of 65-85 restaurants. This will not impact our Operating EPS guidance of $5.90- $6.10 for FY 2023, which remains the same as previously stated.
  The company now plans to execute at least $80 million in share repurchases in FY 2023 (previously $70 million)

Conference Call

The company will host a conference call for analysts and investors on Wednesday, August 9, 2023, beginning at 8:00 a.m. PT (11:00 a.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 330-2508 and using ID 4115265.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,200 restaurants across 21 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 16 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.

Category: Earnings

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Revenues:
Company restaurant sales	$198,516	$215,231	$671,311	$486,596
Franchise rental revenues	86,248	80,068	278,598	259,723
Franchise royalties and other	54,970	52,059	185,342	159,915
Franchise contributions for advertising and other services	57,208	50,947	184,531	159,076
	396,942	398,305	1,319,782	1,065,310
Operating costs and expenses, net:
Food and packaging	58,556	65,755	199,799	150,163
Payroll and employee benefits	63,871	71,366	217,547	162,001
Occupancy and other	37,274	42,054	127,920	92,102
Franchise occupancy expenses	53,930	50,971	173,803	164,198
Franchise support and other costs	4,079	3,768	8,623	12,694
Franchise advertising and other services expenses	59,569	52,398	192,875	164,964
Selling, general and administrative expenses	39,617	40,032	129,164	93,274
Depreciation and amortization	14,460	16,713	48,460	40,754
Pre-opening costs	182	54	667	630
Other operating expenses, net	7,656	4,129	5,135	22,339
Gains on the sale of company-operated restaurants	(5,794)	(802)	(10,323)	(1,660)
	333,400	346,438	1,093,670	901,459
Earnings from operations	63,542	51,867	226,112	163,851
Other pension and post-retirement expenses, net	1,608	70	5,359	233
Interest expense, net	18,662	19,703	64,167	66,371
Earnings before income taxes	43,272	32,094	156,586	97,247
Income taxes	14,104	9,237	47,657	27,324
Net earnings	$29,168	$22,857	$108,929	$69,923

Net earnings per share:
Basic	$1.42	$1.08	$5.25	$3.29
Diluted	$1.41	$1.08	$5.22	$3.29

Weighted-average shares outstanding:
Basic	20,487	21,236	20,738	21,221
Diluted	20,649	21,260	20,861	21,264

Dividends declared per common share	$0.44	$0.44	$1.32	$1.32

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	July 9, 2023	October 2, 2022
ASSETS
Current assets:
Cash	$154,073	$108,890
Restricted cash	27,947	27,150
Accounts and other receivables, net	82,776	103,803
Inventories	4,606	5,264
Prepaid expenses	10,323	16,095
Current assets held for sale	10,012	17,019
Other current assets	5,799	4,772
Total current assets	295,536	282,993
Property and equipment:
Property and equipment, at cost	1,249,618	1,228,916
Less accumulated depreciation and amortization	(834,669)	(810,752)
Property and equipment, net	414,949	418,164
Other assets:
Operating lease right-of-use assets	1,368,133	1,332,135
Intangible assets, net	11,515	12,324
Trademarks	283,500	283,500
Goodwill	339,389	366,821
Other assets, net	238,757	226,569
Total other assets	2,241,294	2,221,349
	$2,951,779	$2,922,506
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,970	$30,169
Current operating lease liabilities	161,398	171,311
Accounts payable	50,885	66,271
Accrued liabilities	281,781	253,932
Total current liabilities	524,034	521,683
Long-term liabilities:
Long-term debt, net of current maturities	1,731,406	1,799,540
Long-term operating lease liabilities, net of current portion	1,220,968	1,165,097
Deferred tax liabilities	41,113	37,684
Other long-term liabilities	139,675	134,694
Total long-term liabilities	3,133,162	3,137,015
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,645,814 and 82,580,599 issued, respectively	826	826
Capital in excess of par value	516,789	508,323
Retained earnings	1,924,466	1,842,947
Accumulated other comprehensive loss	(52,761)	(53,982)
Treasury stock, at cost, 62,538,138 and 61,799,221 shares, respectively	(3,094,737)	(3,034,306)
Total stockholders’ deficit	(705,417)	(736,192)
	$2,951,779	$2,922,506

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Year-to-date
	July 9, 2023	July 10, 2022
Cash flows from operating activities:
Net earnings	$108,929	$69,923
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48,460	40,754
Amortization of franchise tenant improvement allowances and incentives	3,295	3,046
Deferred finance cost amortization	3,915	4,280
Loss on extinguishment of debt	—	7,700
Tax deficiency from share-based compensation arrangements	71	123
Deferred income taxes	1,648	8,058
Share-based compensation expense	7,991	5,541
Pension and post-retirement expense	5,359	233
(Gains) losses on cash surrender value of company-owned life insurance	(8,331)	9,024
Gains on the sale of company-operated restaurants	(10,323)	(1,660)
Gains on the disposition of property and equipment, net	(9,155)	(1,746)
Impairment charges and other	6,232	3,863
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	12,902	571
Inventories	658	(137)
Prepaid expenses and other current assets	5,714	(3,261)
Operating lease right-of-use assets and lease liabilities	5,357	6,074
Accounts payable	(28,068)	2,627
Accrued liabilities	32,525	(42,701)
Pension and post-retirement contributions	(4,674)	(5,109)
Franchise tenant improvement allowance and incentive disbursements	(2,745)	(2,206)
Other	2,311	(1,185)
Cash flows provided by operating activities	182,071	103,812
Cash flows from investing activities:
Purchases of property and equipment	(56,669)	(34,349)
Acquisition of Del Taco, net of cash acquired	—	(580,792)
Proceeds from the sale of property and equipment	25,174	4,691
Proceeds from the sale and leaseback of assets	3,673	5,968
Proceeds from the sale of company-operated restaurants	51,845	1,402
Other	1,465	(1,315)
Cash flows provided by (used in) investing activities	25,488	(604,395)
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	68,000
Repayments of borrowings on revolving credit facilities	(50,000)	(18,000)
Proceeds from the issuance of debt	—	1,100,000
Principal repayments on debt	(22,620)	(580,518)
Payment of debt issuance and extinguishment costs	—	(20,599)
Dividends paid on common stock	(27,198)	(27,789)
Proceeds from issuance of common stock	263	51
Repurchases of common stock	(60,431)	—
Payroll tax payments for equity award issuances	(1,593)	(1,215)
Cash flows (used in) provided by financing activities	(161,579)	519,930
Net increase in cash and restricted cash	45,980	19,347
Cash and restricted cash at beginning of period	136,040	73,568
Cash and restricted cash at end of period	$182,020	$92,915

JACK IN THE BOX INC. AND SUBSIDIARIES SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Revenues:
Company restaurant sales	50.0%	54.0%	50.9%	45.7%
Franchise rental revenues	21.7%	20.1%	21.1%	24.4%
Franchise royalties and other	13.8%	13.1%	14.0%	15.0%
Franchise contributions for advertising and other services	14.4%	12.8%	14.0%	14.9%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	29.5%	30.6%	29.8%	30.9%
Payroll and employee benefits (1)	32.2%	33.2%	32.4%	33.3%
Occupancy and other (1)	18.8%	19.5%	19.1%	18.9%
Franchise occupancy expenses (excluding depreciation and amortization) (2)	62.5%	63.7%	62.4%	63.2%
Franchise support and other costs (3)	7.4%	7.2%	4.7%	7.9%
Franchise advertising and other services expenses (4)	104.1%	102.8%	104.5%	103.7%
Selling, general and administrative expenses	10.0%	10.1%	9.8%	8.8%
Depreciation and amortization	3.6%	4.2%	3.7%	3.8%
Pre-opening costs	—%	—%	0.1%	0.1%
Other operating expenses, net	1.9%	1.0%	0.4%	2.1%
Gains on the sale of company-operated restaurants	(1.5)%	(0.2)%	(0.8)%	(0.2)%
Earnings from operations	16.0%	13.0%	17.1%	15.4%
Income tax rate (5)	32.6%	28.8%	30.4%	28.1%

(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from operations and before income taxes.

Jack in the Box systemwide sales (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Company-operated restaurant sales	$96,820	$100,899	$318,451	$315,205
Franchised restaurant sales (1)	948,457	867,210	3,088,697	2,825,353
Systemwide sales (1)	$1,045,277	$968,109	$3,407,148	$3,140,558

(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

Del Taco systemwide sales (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022 (1)
Company-operated restaurant sales	$101,696	$114,333	$352,860	$368,893
Franchised restaurant sales (2)	129,112	112,774	394,105	359,243
Systemwide sales (2)	$230,808	$227,107	$746,965	$728,136
(1)	Del Taco has been presented on a pro forma basis has been derived from unaudited financial information to conform to our fiscal year and is for informational purposes only.
(2)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding acquisition, integration, and restructuring costs; COLI (gains) losses, net; pension and post-retirement benefit costs; debt write-off costs; gains on sale of real estate to franchisees; and the tax impacts of the related adjustments. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share. Figures may not add due to rounding.

	12 Weeks Ended
	July 9, 2023	July 10, 2022
Net income, as reported	$29,168	$22,857
Acquisition, integration, and restructuring costs	2,463	2,753
Net COLI (gains) losses	(579)	4,585
Pension, post-retirement benefit costs	1,608	70
Refranchising gains	(5,794)	(802)
Tax impact of adjustments (1)	3,166	(160)
Non-GAAP Adjusted Net Income	$30,032	$29,303

Weighted-average shares outstanding - diluted	20,649	21,260

Diluted earnings per share – GAAP	$1.41	$1.08
Acquisition, integration, and restructuring costs	0.12	0.13
Net COLI (gains) losses	(0.03)	0.22
Pension, post-retirement benefit costs	0.08	—
Refranchising gains	(0.28)	(0.04)
Tax impact of adjustments (1)	0.15	(0.01)
Operating Earnings Per Share – non-GAAP (2)	$1.45	$1.38

(1)	Tax impact calculated based on the non-GAAP Operating EPS tax rate of 26.8% in the current year and 24.3% in the prior year.
(2)	Operating Earnings Per Share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended
	July 9, 2023	July 10, 2022
Net earnings – GAAP	$29,168	$22,857
Income taxes	14,104	9,237
Interest expense, net	18,662	19,703
Gains on the sale of company-operated restaurants	(5,794)	(802)
Other operating expenses, net	7,656	4,129
Depreciation and amortization	14,460	16,713
Amortization of favorable and unfavorable leases and subleases, net	83	437
Amortization of franchise tenant improvement allowances and other	1,057	919
Adjusted EBITDA – non-GAAP	$79,396	$73,193

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	Jack in the Box		Del Taco
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Earnings from operations – GAAP	$61,705	$47,963	$1,835	$3,904
Franchise rental revenues	(83,271)	(78,278)	(2,977)	(1,791)
Franchise royalties and other	(48,760)	(46,632)	(6,209)	(5,426)
Franchise contributions for advertising and other services	(51,360)	(46,168)	(5,848)	(4,780)
Franchise occupancy expenses	51,012	49,216	2,918	1,755
Franchise support and other costs	3,528	3,422	553	346
Franchise advertising and other services expenses	53,519	47,622	6,050	4,776
Selling, general and administrative expenses	26,347	26,860	13,270	13,172
Depreciation and amortization	8,319	9,202	6,141	7,511
Pre-opening costs	155	53	27	1
Other operating expenses, net	27	3,461	7,629	668
Gains on the sale of company-operated restaurants	(96)	(802)	(5,698)	—
Restaurant-Level Margin – Non-GAAP	$21,125	$15,919	$17,691	$20,136

Company restaurant sales	$96,820	$100,899	$101,696	$114,333

Restaurant-Level Margin % – Non-GAAP	21.8%	15.8%	17.4%	17.6%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	Jack in the Box		Del Taco
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Earnings from operations – GAAP	$61,705	$47,963	$1,835	$3,904
Company restaurant sales	(96,820)	(100,899)	(101,696)	(114,333)
Food and packaging	30,384	33,319	28,172	32,435
Payroll and employee benefits	29,292	33,699	34,579	37,667
Occupancy and other	16,021	17,960	21,254	24,095
Selling, general and administrative expenses	26,347	26,860	13,270	13,172
Depreciation and amortization	8,319	9,202	6,141	7,511
Pre-opening costs	155	53	27	1
Other operating expenses, net	27	3,461	7,629	668
Gains on the sale of company-operated restaurants	(96)	(802)	(5,698)	—
Franchise-Level Margin – Non-GAAP	$75,334	$70,816	$5,513	$5,120

Franchise rental revenues	$83,271	$78,278	$2,977	$1,791
Franchise royalties and other	48,760	46,632	6,209	5,426
Franchise contributions for advertising and other services	51,360	46,168	5,848	4,780
Total franchise revenues	$183,391	$171,078	$15,034	$11,997

Franchise-Level Margin % – Non-GAAP	41.1%	41.4%	36.7%	42.7%

Contacts

Chris Brandon
Vice President, Investor Relations
chris.brandon@jackinthebox.com
619.902.0269